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                                                                      EXHIBIT 21

                              List of Subsidiaries

Registrant: Telemonde, Inc., a Delaware corporation

Wholly-owned subsidiaries of Telemonde, Inc.:

      Telemonde Investments Limited, a British Virgin Islands company EquiTel Communications Limited, a United Kingdom company telemonde.net, S.A., organized in Switzerland
      TGA (UK) Limited, a United Kingdom company
      Telemonde Networks Limited, a United Kingdom company
      Telecities Limited, a United Kingdom company

Wholly-owned subsidiaries of Telemonde Investments Limited:

      Telemonde International Bandwidth Limited, a British Virgin Islands
        company
      Telemonde Bandwidth (Bermuda) Limited, a Bermuda company
      Telemonde International Bandwidth (Bermuda) Limited, a Bermuda company

Subsidiaries of EquiTel Communications, Limited:

      EquiTel Card Services Limited (100%), a United Kingdom company Teleroute Limited (100%), a United Kingdom company
      Telesource Limited (100%), a United Kingdom company
      Desert Telecommunications Services LLC (49%), organized in Oman